Exhibit 99.1

Kimberly-Clark Completes Acquisition of Kenvue,
Creating the Preeminent Global Consumer Health and Wellness Leader

Built to Deliver Extraordinary Care to Billions of Consumers Every Day

Unites Leading Portfolios, Including 10 Iconic Billion-Dollar Brands, Across Highly Complementary
Categories and Geographies

Leverages Kimberly-Clark’s Powering Care Growth Engine and Proven Operating Model
to Drive Value Creation

Kimberly-Clark Reiterates Anticipated Run-Rate Synergies of $2.1 Billion, with Value Capture Plan and
Pipeline Already Charted

DALLAS – November 2, 2026 – Kimberly-Clark Corporation (“Kimberly-Clark” or “the Company”) (NASDAQ: KMB), a core S&P 500 component, today announced that it has completed its acquisition of Kenvue. The combination creates the preeminent global consumer health and wellness leader, uniting leading portfolios, including 10 billion-dollar brands, to deliver extraordinary care for billions of people across every stage of life.

“Today marks a defining moment in Kimberly-Clark’s 154-year history as we welcome Kenvue and hit the ground running as one company,” said Mike Hsu, Chairman and Chief Executive Officer of Kimberly-Clark. “I am deeply grateful to our Kimberly-Clark and Kenvue teams around the world for enabling this next step. We share a rich heritage: pioneering entire categories and forming deep, lifelong bonds with consumers around the world as we help generations of people take care of themselves and their loved ones, every day. Now, at a moment when the need for better care is undeniable and growing, we have an urgent opportunity to be there for more people, in more places and across evolving unmet needs. With Kenvue, Kimberly-Clark is equipped to combine deep consumer insight, groundbreaking science and innovation, brand-building expertise and strong commercial execution to lead the future of consumer health.”

Hsu continued, “Our focus now is to move with speed and purpose to unlock the full potential of this combination. I am confident that our shared commitment to care and strong execution will enable us to deliver generational value for consumers, customers and shareholders.”

Extraordinary Starts Today

•	Uniting leading, trusted and iconic brands to create the preeminent global consumer health and wellness leader. The company’s combined portfolio of leading personal care and consumer health brands includes 10 billion-dollar brands: Huggies, Listerine, Cottonelle, Neutrogena, Depend, Tylenol, Kleenex, Johnson’s Baby, Kotex and Scott.

•	Leading attractive categories at the intersection of fast-moving consumer goods and healthcare. Healthcare has become more personal, proactive, and essential as consumers are underserved by traditional healthcare systems, leaving them to assemble their own solutions. The company leads in many of the industry’s largest, most attractive categories, including baby care, women’s health and active aging. As global spending on health and wellness reaches more than $500 billion annually, Kimberly-Clark is well positioned to capture growing demand for science-backed, high-quality and high-performance solutions across everyday needs.

•	Elevating the standard of care through three strategic pillars: Better Care, More Hands and Smarter Health. The company’s combined brands will serve consumers more comprehensively throughout their health and care journeys, raising the bar on everyday care. Kimberly-Clark will extend its reach to more people in more places, across evolving needs.

•	Deploying Kimberly-Clark’s proven growth engine with best-in-class execution and management. Kimberly-Clark’s Powering Care growth engine will enhance the performance and potential of Kenvue’s portfolio by accelerating innovation, deepening brand love and improving commercial execution. Kimberly-Clark has appointed a purpose-built leadership team with the right experience, capabilities and technical expertise to drive a focus on winning in the company’s local markets.

•	Delivering a differentiated financial framework supported by substantial synergies. Kimberly-Clark reaffirms anticipated run-rate synergies of approximately $2.1 billion, consisting of approximately $1.9 billion in cost synergies, captured in the first three years following close, and approximately $500 million in incremental profit from revenue synergies, partially offset by reinvestment of approximately $300 million, captured within four years post-close. The company has substantially built its pipeline of cost and revenue initiatives as part of a robust integration plan.

Segments and Leadership for Best-in-Class Execution

As previously announced, Kimberly-Clark will operate with four business segments:

•	North America, a business generating approximately $18.0 billion[1] in sales annually;
•	Asia Pacific Focus Markets, which will include Greater China, Australia / New Zealand, South Korea, and Indonesia, generating approximately $4.3 billion[1] in annual sales;
•	Europe, Middle East, and Africa (EMEA), with approximately $5.0 billion[1] in annual sales; and
•	Enterprise Markets, which will include Latin America (including Brazil), India, Southeast Asia markets, and Japan, generating approximately $4.3 billion[1] in annual sales.

Kimberly-Clark’s executive leadership biographies are available on the company’s website.

Board and Governance

As previously announced, three members of the Kenvue Board of Directors have joined the Kimberly-Clark Board of Directors, which now comprises 13 directors:

•	Mike Hsu, Chairman and CEO
•	Sherilyn S. McCoy, Lead Independent Director
•	Richard E. Allison, Jr.

1 Represents the combined net sales of Kimberly-Clark and Kenvue for fiscal year 2025, as reported in each company's Annual Report on Form 10-K, recast to reflect the estimated impact of the new proposed segment structure. See “Important Note about Combined Financial Information.”

•	Sylvia M. Burwell
•	John W. Culver
•	Deeptha Khanna
•	S. Todd Maclin
•	Deirdre A. Mahlan
•	Larry Merlo
•	Kirk Perry
•	Joseph Romanelli
•	Dunia A. Shive
•	Mark T. Smucker

In connection with the close of the transaction, Mae C. Jemison, Christa S. Quarles and Jaime A. Ramirez have stepped down from the Kimberly-Clark Board effective immediately.

Transaction Details

With the completion of the transaction, Kenvue shareholders will receive $3.50 in cash and 0.14625 shares of Kimberly-Clark common stock for each Kenvue share held. Shares of Kenvue’s common stock, which traded on the New York Stock Exchange under the symbol “KVUE,” ceased trading as of the market opening on November 2, 2026.

About Kimberly-Clark

Kimberly-Clark (NASDAQ: KMB) is the preeminent global health and wellness leader, built to deliver extraordinary care. Our portfolio of iconic personal care and consumer health brands, including Huggies, Listerine, Cottonelle, Neutrogena, Depend, Tylenol, Kleenex, Johnson’s Baby, Kotex and Scott, serves consumers across every stage of life in more than 175 countries. We combine consumer-led innovation, leading brand-building and commercial capabilities, and a fast and agile operating model to raise the standard of care for billions of people around the world. We are committed to using sustainable practices designed to support a healthy planet, build strong communities, and enable our business to thrive for decades to come. The KMB stock is a large cap growth and value stock and core S&P 500 equity held by more than 400 Exchange Traded Funds. Kimberly-Clark is considered a Dividend Aristocrat, having paid a dividend for 92 consecutive years and increasing its dividend in each of the past 54 consecutive years. To keep up with the latest news and learn more about the company's more than 150-year history, visit the Kimberly-Clark website.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters contained in this press release concerning our plans and expectations regarding the integration of Kenvue, including anticipated synergies, cost savings, integration costs and the timing thereof, our business outlook and anticipated transactions of Kimberly-Clark, including dividends, share repurchases and pension contributions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are based upon management's expectations and beliefs concerning future events impacting Kimberly-Clark. There can be no assurance that these future events will occur as anticipated or that our results will be as estimated. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. Some of these forward-looking statements can be identified by words like "anticipate," "approximately," "believe," "continue," "could," "estimate," "expect," "forecast," "intend," "may," "outlook," "plan," "potential," "possible," "predict," "project," "target," "seek," "should," "will," or "would," the negative of these words, other terms of similar meaning or the use of future dates.

The assumptions used as a basis for the forward-looking statements include many estimates that, among other things, depend on the successful integration of Kenvue and the achievement of future cost savings and projected volume increases. In addition, many factors outside our control could affect the realization of these estimates. These include risks and uncertainties related to the Kenvue acquisition and the integration of Kenvue's business, including the risk that the anticipated benefits, synergies and cost savings of the Kenvue acquisition may not be realized when expected or at all, the risk that integration costs may be higher than expected, the risk of loss of key employees, customers, suppliers or other business counterparties, the risk of disruption to our or Kenvue's operations, the risk of litigation related to the Kenvue acquisition, our substantially increased indebtedness following the Kenvue acquisition and our ability to reduce our indebtedness, maintain our credit ratings and refinance indebtedness on favorable terms, legal proceedings and governmental investigations, indemnification obligations to Johnson & Johnson ("J&J"), and the sufficiency of, and J&J's ability to satisfy, its indemnification obligations, risks related to the IFP Transaction, including risks related to the incurrence of significant transaction and separation costs, adverse market reactions, regulatory or legal challenges, and operational disruptions, our ability to realize the anticipated benefits of the 2024 Transformation Initiative (including risks related to disruptions to our business or operations or related to any delays in implementation), war in Ukraine (including the related responses of consumers, customers, and suppliers and sanctions issued by the U.S., the European Union, Russia or other countries), government trade or similar regulatory actions (including current and potential trade and tariff actions affecting the countries where we operate and the resulting negative impacts on our supply chain, commodity costs, and consumer spending), pandemics, epidemics, fluctuations in foreign currency exchange rates, the prices and availability of our raw materials, supply chain disruptions, disruptions in the capital and credit markets, counterparty defaults (including customers, suppliers and financial institutions with which we do business), failure to realize the expected benefits or synergies from our other acquisition and disposition activity, impairment of goodwill and intangible assets, including those recorded in connection with the Kenvue acquisition, and our projections of operating results and other factors that may affect our impairment testing, changes in customer preferences, severe weather conditions, regional instabilities and hostilities (including the war in Iran), potential competitive pressures on selling prices for our products, energy costs, general economic and political conditions globally and in the markets in which we do business, and our ability to maintain key customer relationships.

The factors described under Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our Quarterly Reports on Form 10-Q and our other SEC filings, among others, could cause our future results to differ from those expressed in any forward-looking statements made by us or on our behalf. Other factors not presently known to us or that we presently consider immaterial could also affect our business operations and financial results.

Important Note about Combined Financial Information

The financial information for the combined businesses of Kimberly-Clark and Kenvue is based on management’s estimates and assumptions and has not been prepared in conformance with the applicable requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments under Regulation S-X have not been applied and are not reflected therein. This information is provided for illustrative purposes only and should not be considered in isolation from, or as a substitute for, the historical financial statements of Kimberly-Clark or Kenvue. Various factors could cause actual future results to differ materially from those currently estimated by management, including, but not limited to, the risk factors discussed in Kimberly-Clark’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and future filings with the SEC.

[KMB-F] [KMB-C]

Contacts

Investor Relations:
Christopher Jakubik, CFA
KC.InvestorRelations@kcc.com

Media Relations:
Kyrsten Aspegren
media.relations@kcc.com